UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Other Events

On March 15, 2019, the Company issued a press release (Exhibit 99.1 hereto) announcing the closing of its previously announced underwritten public offering (the “Offering”) of approximately US$1.15 billion of common stock at a public offering price of $480.00 per share, which includes the exercise in full of the underwriters’ option to purchase $150 million of additional shares of common stock, and the closing of its $750 million concurrent private offering of common stock to PayPal.

The shares are listed on the Nasdaq Global Select Market and trade under the symbol “MELI.”

The information furnished in this Item 7.01 of this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report shall not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: March 15, 2019	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 15, 2019